UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Purple Innovation Special Committee Announces Coliseum Capital’s Rejection of Settlement Proposal Designed to Treat All Shareholders Fairly

Special Committee’s Most Recent Proposal Would Have Given Coliseum the Right to Identify Half of the Non-Management Directors

Coliseum Continues to Insist on Control of Company’s Board

LEHI, Utah, March 16, 2023 -- The Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World's First No Pressure® Mattress,” today announced that Coliseum Capital Management, LLC (“Coliseum”) has rejected the Special Committee’s most recent settlement proposal put forth on March 9, 2023. Coliseum owns approximately 44.7% of Purple, with the remaining shares owned by public market investors (“Public Shareholders”).

“In response to Coliseum’s multiple attempts to take over the Company without the payment of an adequate control premium, the Special Committee has been seeking a resolution that serves the best interests of all shareholders. We would like to ensure that the Public Shareholders, who own approximately 55% of Purple, continue to have influence over the Company and a voice in its governance,” said Dawn Zier, Chair of the Special Committee of the Purple Board of Directors. “Unfortunately, Coliseum has rejected our proposal, which provided that Coliseum-nominated directors would fill three of the six non-management director seats on the Purple Board, giving them influence over the Board in proportion to their ownership stake in the Company. We will continue to work towards reaching a solution that treats all parties – including Coliseum – fairly.”

In September 2022, Coliseum sought to buy the stock of Purple that it did not already own, at a price the Special Committee continues to believe does not reflect the long-term value of the Company. Only a few days after the Special Committee publicly announced that it had rejected Coliseum’s acquisition proposal, Coliseum disclosed its intention to nominate a competing slate of director candidates at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). Since then, the Special Committee has made several settlement proposals to Coliseum, culminating in the March 9th proposal, all of which Coliseum has rejected.

The Special Committee’s settlement proposal included the following provisions:

•	Coliseum would have the right to identify three of the six non-management members of a seven-member Board.
•	The other three non-management seats would be filled by two existing independent directors and a new director who is a significant shareholder. In addition to Dawn Zier, who already announced her intention not to stand for election at the 2023 Annual Meeting due to other commitments, two other current directors would retire at or before the 2023 Annual Meeting.
•	Coliseum Managing Partner Adam Gray would become Chairman of the Board.
•	The Special Committee would name one of the existing incumbent independent directors as Lead Independent Director.
•	Coliseum would commit to customary standstill provisions to provide stability for the Company for approximately 18 months.

Purple shareholders are not required to take any action at this time.

Spotlight Advisors LLC is serving as strategic advisor, and Sidley Austin LLP and Morris, Nichols, Arsht & Tunnell LLP are acting as legal advisors to the Special Committee of the Board of Purple.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors' products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Additional Information

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2023 Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.purple.com/sec-filings/default.aspx or by contacting the Company’s Investor Relations department at ir@purple.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the 2023 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of shareholders, filed with the SEC on April 1, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (as amended on March 16, 2022), and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Longacre Square Partners

Dan Zacchei / Joe Germani

purple@longacresquare.com